Exhibit 99.1

   Pacific Capital Bancorp Reports Second Quarter Financial Results


    SANTA BARBARA, Calif.--(BUSINESS WIRE)--July 26, 2005--Pacific Capital Bancorp (Nasdaq:PCBC), a community bank holding company with $6.2 billion in assets, today announced financial results for the second quarter ended June 30, 2005.
    Net income for the second quarter was $14.4 million, or $0.31 per fully diluted share, compared with $16.5 million, or $0.36 per fully diluted share, in the same period of the prior year. As previously indicated, earnings per share for the second quarter of 2005 were impacted by a lower level of collections on Refund Anticipation Loans
(RALs) than projected in the Company's guidance, higher expenses related to the conversion of the Company's IT system and Sarbanes-Oxley compliance efforts, and losses realized on the sale of securities as part of a repositioning of the securities portfolio.
    For the six months ended June 30, 2005, net income increased 25% to $73.8 million, or $1.60 per fully diluted share, from net income of $59.1 million, or $1.29 per fully diluted share, in the same period of the prior year.
    Pacific Capital Bancorp's return on average equity (ROE) and return on average assets (ROA) for the second quarter of 2005 were 11.50% and 0.94%, respectively, compared to 15.08% and 1.18%, respectively, for the second quarter of 2004. Excluding the impact of the Refund Anticipation Loan and Refund Transfer (RT) programs, the Company's ROE and ROA for the second quarter of 2005 were 16.18% and 1.03%, respectively, compared to 15.42% and 1.13%, respectively, for the second quarter of 2004.
    "Our core bank operations are performing well, and we have generated record earnings during the first half of 2005," said William
S. Thomas, Jr., President and Chief Executive Officer of Pacific Capital Bancorp. "In the second quarter, we generated strong revenue growth across the majority of our businesses. Excluding RALs, total loans increased at an annualized rate of almost 10% in the second quarter, despite significant prepayments in the commercial real estate and construction segments. We saw strong double-digit annualized growth in the commercial, residential, and commercial equipment leasing portfolios. We also generated 17% growth in non-interest revenue, with meaningful increases across all areas. The underlying fundamentals of our business remain healthy, and we are confident that our strong revenue growth will continue in future quarters," said Thomas.

    RAL/RT Programs

    Through the first six months of 2005, the Company's RAL and RT programs generated $64.5 million in pre-tax income, an increase of 47% over $43.7 million during the same period in 2004. Total volume for these programs was 5.6 million transactions during the first six months of 2005, a 10% increase over the 5.1 million transactions processed in the same period of the prior year.

    Income Statement

    Throughout this press release, the Company has presented certain amounts and ratios that are computed both with and without the impact of the Company's RAL/RT programs. The Company's management utilizes the non-RAL/RT information in the evaluation of its core banking operations and believes that the investment community also finds this information valuable. The information that excludes balances and results of the RAL/RT programs is reconciled to the consolidated information prepared in accordance with Generally Accepted Accounting Principles in tables at the end of this release.
    During the second quarter, total interest income was $86.3 million, compared with $71.4 million in the same quarter of 2004. The increase in total interest income was primarily attributable to the growth in the loan portfolio and to higher yields on loans and securities.
    Total interest expense for the second quarter of 2005 was $24.6 million, compared with $16.0 million for the second quarter of 2004. The increase in total interest expense resulted from the growth in deposits over the past year, higher rates paid on deposits, and higher borrowings incurred to support loan growth.
    Net interest income for the second quarter of 2005 was $61.7 million, an increase of 11.4% over $55.4 million in the same quarter of 2004.
    Net interest margin for the second quarter of 2005 was 4.50%, which compares with 4.42% in the second quarter of 2004. Exclusive of RALs in both periods, net interest margin in the second quarter of 2005 was 4.41%, which compares with 4.35% in the second quarter of 2004. This also compares with a net interest margin of 4.67% in the first quarter of 2005, exclusive of RALs. The sequential quarter decrease in net interest margin, exclusive of RALs, is primarily attributable to higher deposit costs.
    Non-interest revenue was $17.9 million, an increase of 16.7% over $15.4 million in the second quarter of 2004.

    Total non-interest revenue includes the following items:

    -- Service charges on deposit accounts increased during the second quarter of 2005 to $4.3 million, up 4.2% over the second quarter of 2004.

    -- Fees generated by the Company's Trust & Investment Services Division in the second quarter of 2005 were $4.0 million, a 7.5% increase from $3.7 million in the second quarter of 2004.

    -- Income from other service charges, commissions and fees was $4.2 million, an increase of 8.3% over $3.8 million recorded in the same period for the previous year. The increase is primarily attributable to higher fees from debit cards, RAL collections, and the servicing of SBA loans.

    -- Net loss on securities transactions was $621,000 due to the sale of selected lower-yielding securities as part of a repositioning of the portfolio.

    -- Other income was $2.2 million, which was positively impacted by a $686,000 one-time referral fee received by the Company related to the sale of a business, and a reduction in losses on tax credit partnerships.

    The Company's operating efficiency ratio for the second quarter of 2005 was 59.01%, compared with 60.46% in the same period last year. Excluding the impact of the RAL/RT programs in these periods, the Company's operating efficiency ratio for the second quarter of 2005 was 58.32%, compared with 60.98% in the same period last year and 57.64% in the first quarter of 2005. The improvement in the operating efficiency ratio (excluding RALs) from the previous year is attributable to higher levels of revenue generated by the Company's operating platform, partially offset by higher than expected expenses relating to the IT system conversion and Sarbanes-Oxley compliance efforts.

    Balance Sheet

    Total gross loans were $4.26 billion at June 30, 2005, compared to $4.22 billion at March 31, 2005. Excluding RALs, total gross loans increased to $4.25 billion at June 30, 2005 from $4.15 billion at March 31, 2005, an annualized growth rate of 9.8%. The growth in the loan portfolio during the second quarter of 2005 included 18% annualized growth in commercial loans, 16% annualized growth in residential real estate loans, and 19% annualized growth in commercial equipment leasing.
    Total deposits were $4.62 billion at June 30, 2005, compared to $4.56 billion at March 31, 2005, and $4.35 billion at June 30, 2004. Average noninterest-bearing demand deposits increased 10.1% to $1.08 billion during the second quarter of 2005, from $979.9 million during the second quarter of 2004.

    Asset Quality and Capital Ratios

    The following table contains the Company's consolidated asset quality metrics, calculated according to Generally Accepted Accounting
Principles:


(all $ in millions)            For the quarter      For the quarter
                             ended June 30, 2005  ended June 30, 2004
---------------------------- -------------------- --------------------
Provision for credit losses         $7.9                 $0.7
---------------------------- -------------------- --------------------
Allowance for credit losses         $50.4                $48.4
---------------------------- -------------------- --------------------
Total non-performing assets         $24.1                $26.5
---------------------------- -------------------- --------------------
Net charge-offs                     $13.5                $5.6
---------------------------- -------------------- --------------------


    The following paragraphs discuss the Company's asset quality metrics excluding RALs:
    In the second quarter of 2005, the Company recorded a provision for credit losses (non-RALs) of $4.8 million, compared with a provision of $0.7 million for the same period last year. The increase in provision for credit losses reflects the return to a more normalized level of provision following unusually low levels in 2004.
    At June 30, 2005, the allowance for credit losses (excluding RALs) was $49.9 million, or 1.17% of total loans, compared to $47.8 million, or 1.15% of total loans, at March 31, 2005.
    Exclusive of RALs, total nonperforming assets, which include nonperforming loans and OREO, declined 13.9% to $24.1 million, or 0.39% of total assets, at June 30, 2005, from $28.0 million at March 31, 2005.
    The Company's ratio of allowance to nonperforming loans (excluding
RALs) was 235% at June 30, 2005, compared to 191% at March 31, 2005. Net charge-offs (excluding RALs) were $2.7 million for the three months ended June 30, 2005, compared with net charge-offs (excluding
RALs) of $7.7 million for the three months ended March 31, 2005, which included $2.6 million in net charge-offs for the seasonal holiday loan program.
    Annualized net charge-offs to total average loans (both excluding
RALs) were 0.26% for the three months ended June 30, 2005, compared with 0.76% for the three months ended March 31, 2005, which included 24 basis points annualized related to net charge-offs for the seasonal holiday loan program.
    The Company's capital ratios continue to be above the well-capitalized guidelines established by bank regulatory agencies.

    Outlook

    Pacific Capital Bancorp revised its guidance for 2005. The Company now expects fully diluted earnings per share for the full year 2005 to range between $2.14 - $2.20. The reduction in guidance for 2005 is attributable to the lower than expected earnings per share recorded in the second quarter, higher expenses related to the IT conversion and Sarbanes-Oxley compliance efforts continuing throughout the remainder of 2005, and an increase in expenses related to the RAL/RT programs due to the significant increase in scale experienced in 2005.
    Commenting on the outlook for 2005, Thomas said, "Although higher expense levels and deposit costs will present challenges over the remainder of the year, we believe we will also see a continuation of the positive trends in loan growth. Healthy economic activity in our traditional markets, as well as the increasing opportunities we are seeing in San Luis Obispo County as a result of our impending acquisition of First Bancshares, Inc., has resulted in a steadily increasing commercial and industrial and commercial real estate pipeline. We expect our solid loan growth to continue in the second half of the year, which should help us reach our target of double-digit earnings growth for 2005," said Thomas.

    Conference Call and Webcast

    The Company will hold a conference call today at 11:00 a.m. Eastern time / 8:00 a.m. Pacific time, to discuss its second quarter 2005 results. To access a live webcast of the conference call, log on at the Shareholder Relations page of the Company's website at www.pcbancorp.com. For those who cannot listen to the live broadcast, a replay of the conference call will be available shortly after the call at the same location.

    Pacific Capital Bancorp is the parent company of Pacific Capital Bank, N.A., a nationally chartered bank that operates 46 branches under the local brand names of Santa Barbara Bank & Trust, First National Bank of Central California, South Valley National Bank, San Benito Bank and Pacific Capital Bank.

    Forward Looking Statements

    This press release contains forward-looking statements with respect to the financial condition, results of operation and business of Pacific Capital Bancorp. These include statements that relate to or are dependent on estimates or assumptions relating to the prospects of continued loan and deposit growth, improved credit quality, the health of the capital markets, the Company's de novo branching and acquisition efforts, the operating characteristics of the Company's income tax refund programs and the economic conditions within its markets. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the Company's control. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) increased competitive pressure among financial services companies; (2) changes in the interest rate environment reducing interest margins or increasing interest rate risk; (3) deterioration in general economic conditions, internationally, nationally or in the State of California; (4) the occurrence of future terrorist acts; (5) reduced demand for or earnings derived from the Company's income tax refund loan and refund transfer programs; (6) legislative or regulatory changes adversely affecting the business in which Pacific Capital Bancorp engages; (7) unfavorable conditions in the capital markets; (8) difficulties in opening additional branches or integrating acquisitions; and (9) other risks detailed in reports filed by Pacific Capital Bancorp with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and Pacific Capital Bancorp does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

    Non-GAAP Amounts and Measures

    This press release contains amounts and ratios that are computed excluding the results of operations of the RAL/RT programs and/or exclude asset and liability balances related to those programs. Because they relate to the filing of individual tax returns, these programs are activities primarily during the first and third quarters of each year. These programs comprise one of the Company's operating segments for purposes of segment reporting in the Company's quarterly and annual reports to the SEC. The Company's Management believes analysts and investor find this information useful for the same reason that Management uses it internally, namely, it provides more comparability with virtually all of the rest of the Company's peers that do not operate such programs.
    The information that excludes balances and results of the RAL/RT programs is reconciled to the consolidated information prepared in accordance with Generally Accepted Accounting Principles in several tables at the end of this release.
    In addition to the non-GAAP measures computed related to the Company's balances and results exclusive of its RAL and RT programs, this filing contains other financial information determined by methods other than in accordance with GAAP. Management uses these non-GAAP measures in their analysis of the business and its performance. In particular, net interest income, net interest margin and operating efficiency are calculated on a fully tax-equivalent basis ("FTE"). Management believes that the measures calculated on a FTE basis provide a useful picture of net interest income, net interest margin and operating efficiency for comparative purposes. Net interest income and net interest margin on a FTE basis is determined by adjusting net interest income to reflect tax-exempt interest income on an equivalent before-tax basis. The efficiency ratio also uses net interest income on a FTE basis.


PACIFIC CAPITAL BANCORP
Summary Financial Data (Unaudited)
(In thousands except per share earnings):

                               For the Three-Month  For the Six-Month
                                 Periods Ended       Periods Ended
                                    June 30,            June 30,
                                 2005      2004      2005      2004
Interest income from:
  Loans                        $ 72,198  $ 56,841  $201,202  $143,465
  Securities                     14,054    14,485    30,066    28,145
  Federal funds sold and
    resell agreements                56       103       306       584
  Commercial paper                   38        --        38        --
      Total interest income      86,346    71,429   231,612   172,194
Interest expense on:
  Deposits                       15,963     9,898    29,703    18,886
  Federal funds purchased and
    repurchase agreements         1,033       223     2,434       757
  Other borrowed funds            7,615     5,875    15,357    11,250
      Total interest expense     24,611    15,996    47,494    30,893
Net interest income
  before provision               61,735    55,433   184,118   141,301
Provision for credit
  losses-RALs                     3,115        --    40,642     8,954
Provision for credit
  losses--non RAL                 4,786       737     6,271      (633)
  Net interest income after
   provision for credit losses   53,834    54,696   137,205   132,980
Noninterest revenue:
  Service charges on deposits     4,272     4,099     8,563     8,135
  Trust fees                      4,014     3,733     8,369     7,787
  Refund transfer fees            3,864     3,097    24,685    20,812
  Other service charges,
    commissions and fees, net     4,168     3,847    12,025     9,671
  Net gain on sale of RALs           --        --    26,023     2,945
  Net gain/(loss) on
    securities transactions        (621)     (449)     (730)     (516)
  Other income                    2,244     1,053     4,164     3,167
    Total noninterest revenue    17,941    15,380    83,099    52,001
Operating expense:
  Salaries and benefits          24,463    24,119    52,694    49,249
  Net occupancy expense           4,086     3,853     8,165     7,405
  Equipment expense               2,709     2,241     5,070     4,310
  Other expense                  17,075    13,830    35,912    30,195
    Total operating expense      48,333    44,043   101,841    91,159
Income before income taxes       23,442    26,033   118,463    93,822
Provision for Income taxes        8,999     9,486    44,614    34,684
    Net income                 $ 14,443  $ 16,547  $ 73,849  $ 59,138

Earnings per share - basic     $   0.32  $   0.36  $   1.61  $   1.30
Earnings per share - diluted   $   0.31  $   0.36  $   1.60  $   1.29

Average shares for
  basic earnings per share       45,844    45,465    45,811    45,419
Average shares for
  diluted earning per share      46,220    45,774    46,173    45,747
Taxable equivalent adjustment  $  1,604  $  1,590  $  3,196  $  3,198
Net interest margin
  (tax-equivalent)                 4.50%     4.42%     6.56%     5.59%

Operating efficiency ratio        59.01%    60.46%    37.56%    46.27%
  (tax-equivalent)

Return on average equity          11.50%    15.08%    30.45%    28.06%
Return on average assets           0.94%     1.18%     2.40%     2.13%

Charge-offs -- RAL             $ 15,524  $  2,241  $ 48,955  $ 12,511
Charge-offs -- non RAL            4,610     5,618    14,330    10,671
Charge-offs -- total           $ 20,134  $  7,859  $ 63,285  $ 23,182

Recoveries -- RAL              $  4,670  $    891  $  8,777  $  3,845
Recoveries - non RAL              1,935     1,361  $  3,983     3,696
Recoveries - total             $  6,605  $  2,252  $ 12,756  $  7,541

Net charge-offs -- RAL         $ 10,854  $  1,350  $ 40,178  $  8,666
Net charge-offs -- non RAL        2,675     4,257    10,351     6,975
Net charge-offs -- total       $ 13,529  $  5,607  $ 50,529  $ 15,641

Annualized net charge-offs
  to average loans - incl RAL      1.29%     0.61%     2.38%     0.85%
Annualized net charge-offs
  to average loans - non RAL       0.26%     0.46%     0.50%     0.40%


EOP Balance Sheet
(in thousands)
                                      As of       As of       As of
                                     6/30/05    12/31/04     6/30/04
ASSETS:
  Cash and due from banks          $  134,846  $  133,116  $  140,885
  Federal funds sold & repos            8,000          --      12,000
    Cash and cash equivalents         142,846     133,116     152,885
Securities - available-for-sale(a)  1,416,126   1,524,874   1,491,853
Loans:
  Commercial loans                    810,222     787,482     736,710
  Consumer loans (inc. home
   equity)                            550,260     552,687     456,339
  Tax refund loans                      7,491          --       2,989
  Leasing                             265,242     234,189     191,126
  Commercial real estate loans      1,631,621   1,583,437   1,500,568
  Residential real estate loans       994,626     901,679     844,528
  Other Loans                           1,939       2,820       8,618
    Total loans                     4,261,401   4,062,294   3,740,878
    Less: allowance for credit
     losses                            50,365      53,977      48,376
        Net loans                   4,211,036   4,008,317   3,692,502
Premises, equipment and other
 long-term assets                     108,263     100,282      80,270
Accrued interest receivable            24,742      24,000      21,923
Goodwill                              109,745     109,745     108,638
Other intangible assets                 4,257       5,321       7,234
Other assets                          145,466     119,130     129,024
        TOTAL ASSETS               $6,167,481  $6,024,785  $5,684,329

(a)Includes SFAS 115 adjustment
     for investment securities


LIABILITIES & SHAREHOLDERS' EQUITY:
(in thousands)
                                      As of       As of       As of
                                     6/30/05    12/31/04     6/30/04
Deposits:
   Noninterest bearing demand
    deposits                       $1,064,602  $1,013,772  $  981,491
   Interest bearing deposit         3,559,430   3,498,518   3,371,174
      Total Deposits                4,624,032   4,512,290   4,352,665
Repos & FF purchased                   74,344     179,041     121,338
Long-term debt and other
 borrowings                           875,335     823,122     730,907
Obligations under capital lease         9,216       9,130          --
Other liabilities                      59,430      41,520      45,790
   Total Liabilities                5,642,357   5,565,103   5,250,700
Shareholders' equity                  525,124     459,682     433,629
   Total Liabilities and
    Shareholders' equity           $6,167,481  $6,024,785  $5,684,329

Actual shares
  outstanding at end of period         45,895      45,719      45,546
Book value per share               $    11.44  $    10.05  $     9.52
Tangible book value per share      $     8.96  $     7.57  $     7.09

Nonperforming assets:
  Loans past due 90 days or
     more and still accruing       $    3,647  $      820  $    2,310
  Nonaccrual loans                     17,552      21,701      21,299
  Total nonperforming loans            21,199      22,521      23,609
  Other real estate owned and
    other foreclosed assets             2,910       2,910       2,910
Total nonperforming assets         $   24,109  $   25,431  $   26,519
Nonperforming loans as a
 percentage of total loans (excl
 RAL)                                    0.50%       0.55%       0.63%
Nonperforming assets as a
 percentage of total assets (excl
 RAL)                                    0.41%       0.43%       0.47%
Allowance for non-RAL credit
 losses as a percentage of
 nonperforming loans                      235%        240%        204%
Allowance for non-RAL credit
 losses as a percentage of total
 loans                                   1.17%       1.33%       1.29%


Average balances for the
  last five quarters:
(in thousands)
                 Average    Average    Average    Average    Average
                  2Q05       1Q05       4Q04       3Q04       2Q04
ASSETS:
Earning Assets:
Federal funds
 sold & repos  $    7,561 $   38,950 $      393 $   41,596 $   37,312
Taxable
 securities(b)  1,238,227  1,282,010  1,312,123  1,287,004  1,262,649
 Tax-exempt
  securities(b)   192,583    187,811    185,455    181,982    183,620
 Total
  securities(b) 1,430,810  1,469,821  1,497,578  1,468,986  1,446,269
 Commercial
  loans           789,057    781,204    778,128    755,784    733,655
Consumer loans
(inc. home
 equity)          530,381    531,010    509,710    472,466    438,631
 Tax refund
  loans            28,465    528,533        515      2,507     25,312
 Leasing          257,797    243,773    223,074    201,586    175,668
 Commercial
  real estate
  loans         1,625,930  1,609,577  1,579,228  1,521,761  1,492,719
Residential
 real estate
 loans            974,198    925,719    886,492    856,216    831,658
 Other Loans        1,967      2,584      3,091      7,866     11,335
  Total loans   4,207,795  4,622,400  3,980,238  3,818,186  3,708,978
   Total earning
    assets      5,646,166  6,131,171  5,478,209  5,328,768  5,192,559
Non-earning
 assets
(inc. credit
 loss allow)      492,593    388,089    429,240    426,965    399,239
       TOTAL(b) 6,138,759  6,519,260  5,907,449  5,755,733  5,591,798
SFAS 115 Adj on
 Investment
 Securities          (377)    13,592     20,966     (2,832)    32,045
TOTAL ASSETS   $6,138,382 $6,532,852 $5,928,415 $5,752,901 $5,623,843

(b)Exclusive of SFAS 115 adj.
    for investment securities


LIABILITIES & SHAREHOLDERS' EQUITY:
Interest-bearing deposits:
 Savings and
  interest
  bearing
  transaction
  accounts     $1,982,968 $1,983,510 $2,002,500 $1,966,956 $1,900,341
Time
 certificates
 of deposit     1,539,114  1,562,145  1,495,094  1,478,049  1,420,863

Total interest-
 bearing
 deposits       3,522,082  3,545,655  3,497,594  3,445,005  3,321,204
Repos & FF
 purchased        138,505    216,715    127,916     59,133     94,635
Other
 borrowings       809,823    874,160    784,071    763,174    710,382
Obligations
 under capital
lease               9,188      9,140      7,672      7,655         --
 Total borrowed
  funds           957,516  1,100,015    919,659    829,962    805,017
Total interest-
 bearing
 liabilities    4,479,598  4,645,670  4,417,253  4,274,967  4,126,221
Non-interest
 demand
 deposits       1,079,130  1,341,535  1,010,492    999,924    979,903
Other
 liabilities       76,030     71,225     46,593     46,863     76,440
Total
 liabilities    5,634,758  6,058,430  5,474,338  5,321,754  5,182,564
Shareholders'
 equity           503,624    474,422    454,077    431,147    441,279
       TOTAL   $6,138,382 $6,532,852 $5,928,415 $5,752,901 $5,623,843


Net Interest Income
  for the last 5 quarters
  (tax equivalent basis)
                             Actual   Actual   Actual  Actual  Actual
                              2Q05     1Q05     4Q04    3Q04    2Q04
Interest Income:
  Commercial loans          $ 14,065 $ 13,012 $12,259 $11,622 $10,433

  Consumer loans
   (inc. home equity)          8,808   10,003   9,765   7,585   7,255
  Tax refund loans             2,531   61,971      48      53   1,494
  Leasing loans                5,826    5,453   5,011   4,601   4,097

  Commercial real estate
   loans                      27,571   25,847  24,716  24,605  22,056

  Residential real estate
   loans                      13,510   12,841  12,302  12,014  11,594
  Other Loans                     15       15      20      22      24
     Total loan income        72,326  129,142  64,121  60,502  56,953
  Taxable securities          11,424   13,400  13,784  13,470  11,908
  Tax-exempt securities        4,106    4,066   4,008   4,017   4,055
   Total securities income    15,530   17,466  17,792  17,487  15,963
   Fed Funds sold & repos         94      250       1     163     103
     Total interest income    87,950  146,858  81,914  78,152  73,019

Interest expense:
  Interest-bearing deposits:
    Savings & interest bearing
     transaction accounts      5,265    4,145   3,655   3,442   2,902
    Time deposits             10,698    9,595   8,577   7,582   6,996
      Total interest-
       bearing deposits       15,963   13,740  12,232  11,024   9,898
  Repos & Fed funds
   purchased                   1,033    1,401     616     216     223
  Other borrowings             7,615    7,742   7,046   7,184   5,875
    Total borrowings           8,648    9,143   7,662   7,400   6,098
      Total interest expense  24,611   22,883  19,894  18,424  15,996

Tax equivalent net
   interest income          $ 63,339 $123,975 $62,020 $59,728 $57,023
Tax equivalent adjustment     (1,604)  (1,592) (1,580) (1,569) (1,590)
Reported net interest
 income                     $ 61,735 $122,383 $60,440 $58,159 $55,433


                               For the Three-Month  For the Six-Month
                                 Periods Ended       Periods Ended
                                    June 30,            June 30,
RAL Income Statement             2005      2004      2005      2004

Interest income                $  2,530  $  1,478  $ 64,906  $ 36,572
Interest expense                    804       233     2,687       967
Net interest income               1,726     1,245    62,219    35,605
Provision-RAL                     3,115        --    40,642     8,954
RT fees                           3,864     3,097    24,685    20,812
Gain on sale of loans                --        --    26,023     2,945
Other service charges,
 commissions and fees, net          839       576     5,460     3,492
Total noninterest income          4,704     3,673    56,170    27,249
Staff expense                     1,304     1,073     4,983     3,464
Other expense                     3,018     1,542     8,297     6,706
Noninterest expense               4,322     2,615    13,280    10,170
Income before income taxes        (1007)    2,303    64,467    43,730
Income taxes                       (423)      968    27,108    18,388
Net income                         (584)    1,335    37,359    25,342


RAL AMOUNTS USED IN COMPUTATION OF NET INTEREST MARGIN
EXCLUSIVE OF RALs
                                           Three Months Ended
                                             June 30, 2005
(dollars in thousands)                                      Excluding
                                  Consolidated   RAL/RT      RAL/RT

Average consumer loans            $   558,846  $   28,465  $  530,381
Average loans                       4,207,795      28,465   4,179,330
Average total assets                6,138,382     310,182   5,828,200
Average earning assets              5,650,946      48,003   5,602,943
Average certificates of deposit     1,539,114          --   1,539,114
Federal funds purchased                85,840      47,174      38,666
FHLB advances and other long term
 debt                                 806,207      50,000     756,207
Average interest bearing
 liabilities                        4,479,598      97,174   4,382,424
Average equity                        503,624      88,143     415,481
Consumer loans interest income         11,339       2,530       8,809
Loan interest income                   72,198       2,530      69,668
Interest income                        86,346       2,530      83,816
Interest expense                       24,611         804      23,807
Net interest income                    61,735       1,726      60,009
Tax equivalent adjustment               1,604          --       1,604

                                           Three Months Ended
                                             June 30, 2004
(dollars in thousands)                                      Excluding
                                  Consolidated   RAL/RT      RAL/RT

Average consumer loans            $   463,943  $ 25,312  $    438,631
Average loans                       3,708,978    25,312     3,683,666
Average total assets                5,623,843   204,694     5,419,149
Average earning assets              5,192,559    31,681     5,160,878
Average certificates of deposit     3,321,204     2,000     3,319,204
Federal funds purchased                79,185    83,970        (4,785)
FHLB advances & other LT Debt         706,052        --       706,052
Average interest bearing
 liabilities                        4,126,221    85,970     4,040,251
Average equity                        441,279    65,236       376,043
Consumer loans interest income          8,749     1,494         7,255
Loan interest income                   56,841     1,494        55,347
Interest income                        71,429     1,478        69,951
Interest expense                       15,996       233        15,763
Net interest income                    55,433     1,245        54,188
Tax equivalent adjustment               1,590        --         1,590

                                            Six Months Ended
                                             June 30, 2005
(dollars in thousands)                                      Excluding
                                  Consolidated   RAL/RT      RAL/RT

Average consumer loans            $   677,739  $  147,045  $  530,694
Average loans                       4,283,879     147,045   4,136,834
Average total assets                6,205,478     485,555   5,719,923
Average earning assets              5,759,659     200,033   5,559,626
Average certificates of deposit     1,550,566      25,621   1,524,945
Federal funds purchased               132,333     110,572      21,761
FHLB advances and other long term
 debt                                 838,371      50,000     788,371
Average interest bearing
 liabilities                        4,562,176     186,193   4,375,983
Average equity                        489,104      88,232     400,872
Consumer loans interest income         83,313      64,502      18,811
Loan interest income                  201,202      64,502     136,700
Interest income                       231,612      64,906     166,706
Interest expense                       47,494       2,687      44,807
Net interest income                   184,118      62,219     121,899
Tax equivalent adjustment               3,196          --       3,196

                                            Six Months Ended
                                             June 30, 2004
(dollars in thousands)                                      Excluding
                                  Consolidated   RAL/RT      RAL/RT

Average consumer loans            $   638,481  $  205,139  $  433,342
Average loans                       3,709,486     205,139   3,504,347
Average total assets                5,578,109     659,877   4,918,232
Average earning assets              5,195,198     352,297   4,842,901
Average certificates of deposit     3,223,014      22,093   3,200,921
Federal funds purchased               130,870     427,606    (296,736)
FHLB advances & Other LT Debt         654,640          --     654,640
Average interest bearing
 liabilities                        4,029,697     449,699   3,579,998
Average Equity                        423,823      65,236     358,587
Consumer loans interest income         42,851      36,439       6,412
Loan interest income                   86,624      36,439      50,185
Interest income                       100,765      36,572      64,193
Interest expense                       14,897         967      13,930
Net interest income                    85,868      35,605      50,263
Tax equivalent adjustment               1,607          --       1,607

                                           Three Months Ended
                                             March 31, 2005
(dollars in thousands)                                      Excluding
                                  Consolidated   RAL/RT      RAL/RT

Average consumer loans            $ 1,059,543  $  528,533  $  531,010
Average loans                       4,622,400     528,533   4,093,867
Average total assets                6,532,852     935,381   5,597,471
Average earning assets              6,131,171     615,343   5,515,828
Average certificates of deposit     1,562,145      51,527   1,510,618
Federal funds purchased               179,342     174,675       4,667
FHLB advances and other long term
 debt                                 870,892      50,000     820,892
Average interest bearing
 liabilities                        4,645,670     276,202   4,369,468
Average equity                        474,422      88,321     386,101
Consumer loans interest income         71,974      61,971      10,003
Loan interest income                  129,004      61,971      67,033
Interest income                       145,266      62,375      82,891
Interest expense                       22,883       1,884      20,999
Net interest income                   122,383      60,491      61,892
Tax equivalent adjustment               1,592          --       1,592


RECONCILIATION OF OTHER AMOUNTS WITH AND WITHOUT RAL/RT AMOUNTS

                                           Three Months Ended
                                             June 30, 2005
(dollars in thousands)                                      Excluding
                                  Consolidated   RAL/RT      RAL/RT

Other service charges,
 commissions and fees             $     4,168  $      839  $    3,329
Noninterest revenue                    17,941       4,704      13,237
Operating expense                      48,333       4,322      44,011
Provision for credit losses             7,901       3,115       4,786
Income before taxes                    23,442       (1007)     24,449
Provision for income taxes              8,999        (423)      9,422
Net income                             14,443        (584)     15,027

                                           Three Months Ended
                                             June 30, 2004
(dollars in thousands)                                      Excluding
                                  Consolidated   RAL/RT      RAL/RT

Other service charges,
 commissions and fees             $     3,847  $      576  $    3,271
Noninterest revenue                    15,380       3,673      11,707
Operating expense                      44,043       2,615      41,428
Provision for credit losses               737          --         737
Income before taxes                    26,033       2,303      23,730
Provision for income tax                9,486         968       8,518
Net income                             16,547       1,335      15,212

                                            Six Months Ended
                                             June 30, 2005
(dollars in thousands)                                      Excluding
                                  Consolidated   RAL/RT      RAL/RT

Other service charges,
 commissions and fees             $    12,025  $    5,460  $    6,565
Noninterest revenue                    83,099      56,170      26,929
Operating expense                     101,841      13,280      88,561
Provision for credit losses            46,913      40,642       6,271
Income before taxes                   118,463      64,467      53,996
Provision for income tax               44,614      27,108      17,506
Net income                             73,849      37,359      36,490

                                            Six Months Ended
                                             June 30, 2004
(dollars in thousands)                                      Excluding
                                  Consolidated   RAL/RT      RAL/RT

Other service charges,
 commissions and fees             $     9,671  $    3,492  $    6,179
Noninterest revenue                    52,001      27,249      24,752
Operating expense                      91,159      10,170      80,989
Provision for credit losses             8,321       8,954        (633)
Income before taxes                    93,822      43,730      50,092
Provision for income tax               34,684      18,388      16,296
Net income                             59,138      25,342      33,796


                                           Three Months Ended
                                             March 31, 2005
(dollars in thousands)                                      Excluding
                                  Consolidated   RAL/RT      RAL/RT

Other service charges,
 commissions and fees             $     7,857  $    4,622  $    3,235
Noninterest revenue                    65,158      51,467      13,691
Operating expense                      53,508       8,959      44,549
Provision for credit losses            39,012      37,527       1,485
Income before taxes                    95,021      65,472      29,549
Provision for income tax               35,615      27,531       8,084
Net income                             59,406      37,941      21,465


RATIOS INCLUDING AND EXCLUDING RAL/RT

                        Three Months Ended       Three Months Ended
                           June 30, 2005           June 30, 2004

                                   Excluding                Excluding
                      Consolidated RALs/RTs Consolidated RALs/RTs Return on average
 assets                      0.94%      1.03%        1.18%       1.13%
Return on average
 equity                     11.50%     14.51%       15.08%      15.42%
Operating efficiency        59.01%     58.32%       60.46%      60.98%
Net interest margin          4.50%      4.41%        4.42%       4.35%


                         Six Months Ended         Six Months Ended
                          June 30, 2005             June 30, 2004

                                   Excluding                Excluding
                      Consolidated RALs/RTs Consolidated RALs/RTs Return on average
 assets                      2.40%      1.29%        2.13%       1.38%
Return on average
 equity                     30.45%     18.36%       28.06%      17.16%
Operating efficiency        37.56%     57.99%       46.27%      60.37%
Net interest margin          6.56%      4.54%        5.59%       4.52%


                        Three Months Ended
                          March 31, 2005

                                   Excluding
                      Consolidated  RALs/RTs
Return on average
 assets                      3.69%      1.56%
Return on average
 equity                     50.78%     22.55%
Operating efficiency        28.27%     57.64%
Net interest margin          8.20%      4.67%


                                             June 30, 2005
End of Period Balances                                      Excluding
(dollars in thousands)            Consolidated    RAL/RT     RAL/RT

Total loans                       $ 4,261,401  $    7,491  $4,253,910
Noninterest bearing deposits        1,064,602      28,035   1,036,567
Total deposits                      4,624,032      28,035   4,595,997
FHLB advances and other long-term
 debt                                 869,460      50,000     819,460


                                             June 30, 2004
End of Period Balances                                      Excluding
(dollars in thousands)            Consolidated   RAL/RT      RAL/RT

Total loans                       $ 3,740,878  $    2,989  $3,737,889
Noninterest bearing deposits          981,491      19,997     961,494
Total deposits                      4,352,665      21,997   4,330,668
FHLB advances and other long-term
 debt                                 727,046          --     727,046


                                             March 31, 2005
End of Period Balances                                      Excluding
(dollars in thousands)            Consolidated   RAL/RT      RAL/RT

Total loans                       $ 4,220,555  $   68,548  $4,152,007
Noninterest bearing deposits        1,069,499      99,904     969,595
Total deposits                      4,558,016      99,904   4,458,112
FHLB advances and other long-term
 debt                                 777,848      50,000     727,848



    CONTACT: Pacific Capital Bancorp
             Debbie Whiteley, 805-884-6680
             Debbie.Whiteley@pcbancorp.com